UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2018

DIRECTVIEW HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-53741	04-3053538
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

21218 Saint Andrews Blvd., Suite 323

Boca Raton, FL 33433

(Address of principal executive offices)

(561) 750-9777

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer

Effective September 13, 2018, Ms. Michele Ralston informed the Board of Directors (the “Board”) of DirectView Holdings, Inc. (the “Company”) that she was resigning as the Company’s Chief Financial Officer, but will remain as a member of the Board. Ms. Ralston’s resignation Chief Financial Officer was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Chief Operating and Financial Officer of the Company

Effective September 13, 2018, the Board appointed Mr. Chris Cutchens, an executive with 20 years of financial management, accounting information, and administration experience, as Chief Operating and Financial Officer of the Company.

Mr. Cutchens, age 41, has been the Chief Operating and Financial Officer of MidAmerica Administrative & Retirement Solutions (“MidAmerica”), a leading private equity owned, national provider and administrator of employee benefit programs since 2016.

Prior to MidAmerica, Mr. Cutchens held various leadership positions: one with Aspire Financial Services, a private equity backed national service provider of technology-enabled business process outsourcing retirement solutions for all tax codes; one with the largest publicly-traded distributor of air conditioning, heating, and refrigeration equipment in the United States; Watsco, Inc., (NYSE: WSO); and one with MarineMax, Inc., (NYSE: HZO), the largest publicly-traded recreational boat retailer in the United States. In addition to this, Mr. Cutchens has held a leadership position at KPMG, a global service provider to multi-billion-dollar companies.

Mr. Cutchens is a Certified Public Accountant in the state of Florida and holds a BS in Accounting and a MA in Accounting Information Systems from the University of South Florida.

During the last two years, there have been no transactions or proposed transactions by us in which Mr. Cutchens has had or is to have a direct or indirect material interest, and there are no family relationships between Mr. Cutchens and any of our executive officers or other directors.

A press release issued by the Company on September 13, 2018 announcing Mr. Cutchens’ appointment as Chief Operating and Financial Officer of the Company is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 8.01.	Other Events.

Cautionary Statement Regarding Forward Looking Information

Statements in this current report on Form 8-K regarding the Company’s business that are not historical facts are “forward-looking statements” that may involve material risks and uncertainties. The Company wishes to caution readers not to place undue reliance on such forward-looking statements, which statements are made pursuant to the Private Securities Litigation Reform Act of 1994, and as such, speak only as of the date made. For a full discussion of risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as well as the Company’s Registration Statement on Form S-1 filed with the United States Securities and Exchange Commission (the “Commission”) on July 23, 2018, as amended, and declared effective by the Commission on July 31, 2018.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The exhibit listed in the following Exhibit Index is filed as part of this current report.

Exhibit No.	Description

99.1	Press Release issued by DirectView Holdings, Inc. on September 13, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIRECTVIEW HOLDINGS, INC.

Date: September 19, 2018	/s/ Roger Ralston
Name: Roger Ralston
Title: Chief Executive Officer